Exhibit 10.64

NEITHER THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE 1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN THE FORM ATTACHED AS EXHIBIT A TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF JANUARY 24, 2020, OR SATISFACTORY TO ISSUER AND ISSUER’S TRANSFER AGENT, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $118,000.00	Issue Date: January 24, 2020

Purchase Price: $118,000.00

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, GREENWAY TECHNOLOGIES, INC., a Texas corporation (hereinafter called “Borrower”), hereby promises to pay to the order of POWER UP LENDING GROUP LTD., a Virginia corporation, or its registered assigns (the “Holder”) the sum of $118,000.00 together with any interest as set forth herein, on January 24, 2021 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of ten percent (10%) per annum (the “Interest Rate”) from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. This Convertible Promissory Note (as amended or supplemented, this “Note”) may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note that is not paid when due shall bear interest at the rate of twenty-two percent (22%) per annum from the due date thereof until the same is paid (“Default Interest Rate”). Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed. Interest shall commence accruing on the Issue Date but shall not be payable until the Note becomes payable (whether at Maturity Date or upon acceleration or by prepayment). All payments due hereunder (to the extent not converted into common stock, $0.0001 par value per share, of Borrower (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to Borrower by written notice made in accordance with the provisions of this Note. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement dated of even date herewith, pursuant to which this Note was originally issued (the “Purchase Agreement”).

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1 Conversion Right.

(a) Subject to Section 1.1(b), the Holder shall have the right (the “Conversion Right”) from time to time, and at any time during the period beginning on the date that is one hundred eighty (180) days following the date of this Note and ending on the later of (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in Article III) (such period, the “Conversion Period”), to convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non-assessable shares of Common Stock (as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of Borrower into which such Common Stock shall hereafter be changed or reclassified) at the conversion price (the “Conversion Price”), determined as provided herein (a “Conversion”).

(b) In no event shall the Holder be entitled to convert any portion of this Note if, upon Conversion of such portion of this Note, the sum of (i) the number of shares of Common Stock beneficially-owned by the Holder and its affiliates (other than shares of Common Stock that may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of Borrower subject to a limitation on Conversion or exercise analogous to the limitations contained herein) and (ii) the number of shares of Common Stock issuable upon the Conversion of such portion of this Note, would equal an amount that results in the Holder and its affiliates beneficially owning more than 4.99% of the outstanding shares of Common Stock at such time.

(c) For purposes of this Note, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-13G promulgated thereunder, except as otherwise provided in Section 1.1(b)(i). The Holder may not waive the beneficial ownership limitations on Conversion set forth in this Section 1.1.

(d) The number of shares of Common Stock to be issued upon each Conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of Conversion (the “Conversion Date”), in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to Borrower by the Holder in accordance with Section 1.4 below; provided that if the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to Borrower before 6:00 p.m., New York, New York time on such Conversion Date; however, if the Notice of Conversion is sent after 6:00pm, New York, New York time, the Conversion Date shall be the next business day.

(e) For purposes of this Note, “Conversion Amount” means, with respect to any Conversion of this Note, the sum of (i) the principal amount of this Note to be converted in such Conversion, plus (ii) at the Holder’s option, accrued and unpaid interest as of the Conversion Date, if any, on such principal amount of this Note at the Interest Rate, plus (iii) at the Holder’s option, any amounts referred to in Section 1.1(e)(i) and Section 1.1(e)(ii), at the Default Interest Rate, pursuant to the terms of this Note, plus (iv) at the Holder’s option, any amounts owed to the Holder pursuant to Section 1.4 hereof.

1.2 Conversion Price. The Conversion Price shall be equal to the Variable Conversion Price (as defined herein), subject to equitable adjustments for stock splits, stock dividends or rights offerings by Borrower relating to Borrower’s securities or the securities of any subsidiary of Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar transactions (such transactions, each, a “Recapitalization”).

(a) “Market Price” shall mean the average of the lowest two VWAPs (as defined below) for the Common Stock during the 10-Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

(b) “Principal Market” shall mean the OTCBB or such other principal market, exchange or electronic quotation system on which the Common Stock is then listed for trading.

(c) “Trading Day” shall mean a day on which there is trading on the Principal Market.

(d) “Variable Conversion Price” shall be an amount that is equal to: 0.65 multiplied by the Market Price (as defined herein) (representing a discount rate of 35%).

(e) “VWAP” shall mean the daily dollar volume-weighted average sale price for the Common Stock on the Principal Market on any particular Trading Day during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” functions or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the Principal Market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTCBB or by the OTC Markets Group. If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the board of directors of Borrower and the Holder. All such determinations of VWAP shall to be appropriately and equitably adjusted in accordance with any Recapitalization occurring during any period used to determine the Market Price (or other period utilizing VWAPs).

1.3 Authorized Shares. Borrower covenants that for so long as the Holder has the Conversion Right, Borrower will reserve, from its authorized but unissued shares of Common Stock, a sufficient number of shares of Common Stock, free from preemptive rights, to provide for the issuance of Common Stock upon the Conversion of this Note.

(a) Borrower is required at all times to have authorized and reserved five times the number of shares that would be issuable upon full Conversion of the Note (assuming that the 4.99% limitation set forth in Section 1.1 is not in effect)(based on the respective Conversion Price of the Note (as defined in Section 1.2) in effect from time to time)(the “Reserved Amount”). The Reserved Amount shall be increased (or decreased) by the Holder, subject to the written consent of the Borrower, which shall not be unreasonably withheld, and further, which shall be waived if such affirmative consent, or withheld consent, is not communicated to Holder within forty-eight (48) hours of receipt of such written request, from time to time and in accordance with the Borrower’s obligations hereunder.

(b) Borrower represents that upon issuance, such shares of Common Stock will be duly and validly issued, fully paid and non-assessable. If Borrower issues any securities or effects any Recapitalization, Borrower shall make proper provision so that immediately after such issuance or Recapitalization there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for Conversion of the outstanding amount of the Note.

(c) Borrower acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon Conversion of this Note, with appropriate restrictive legends, as applicable, and agrees that Borrower’s issuance of this Note shall constitute full authority to Borrower’s officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates, with appropriate restrictive legends, as applicable, for shares of Common Stock in accordance with the terms and conditions of this Note.

(d) If, at any time Borrower does not maintain the Reserved Amount it will be considered an Event of Default (as defined herein) under Section 3.2 of the Note.

1.4 Method of Conversion.

(a) Mechanics of Conversion. As set forth in Section 1.1 hereof, from time to time, and at any time during the Conversion Period, this Note may be converted by the Holder in whole or in part, by (A) submitting to Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note to Borrower at the principal office of Borrower (upon payment in full of any amounts owed hereunder).

(b) Surrender of Note upon Conversion. Notwithstanding anything to the contrary set forth herein, upon Conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to Borrower unless the entire unpaid principal amount of this Note is converted. The Holder and Borrower shall maintain records showing the principal amount converted and the dates of such Conversions or shall use such other method, reasonably satisfactory to the parties, so as not to require physical surrender of this Note upon each such Conversion.

(c) Delivery of Common Stock upon Conversion. Within 24 hours of receipt by Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for Conversion as provided in this Section 1.4, Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such Conversion within three (3) business days of the Conversion Date (the “Deadline”) (and, solely in the case of Conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement. Upon receipt by Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such Conversion, and the outstanding principal amount due under this Note and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such Conversion. Unless Borrower defaults on Borrower’s obligations hereunder, all rights with respect to the portion of this Note converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, upon such Conversion. If the Holder shall have properly given a Notice of Conversion, with an agreed upon Conversion Amount to be converted into shares of Common Stock, Borrower’s obligation to issue and deliver the certificates for Common Stock, with appropriate restrictive legends, as applicable, shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of Borrower to the Holder in connection with such Conversion.

(d) Delivery of Common Stock by Electronic Transfer. If Borrower participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, Holder may request that in lieu of Borrower delivering physical certificates to Holder representing the Common Stock issuable upon Conversion, Borrower use its best efforts to cause the Common Stock issuable upon Conversion to be electronically transmitted and credited to the Holder’s primary broker with DTC through its Deposit Withdrawal Agent Commission system; provided, that the Holder shall make any such request in writing to Borrower.

(e) Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages or equitable relief, the parties agree that if delivery of the Common Stock issuable upon Conversion is not delivered by the Deadline due to action or inaction of Borrower, Borrower shall pay to the Holder $500.00 per day in cash, for each day beyond the Deadline that Borrower fails to deliver such Common Stock (the “Fee”); provided; however that the Fee shall not be due if the failure to deliver such Common Stock is a result of a third party (i.e., transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of Borrower to effect delivery of such Common Stock. The Fee shall paid to Holder by the fifth day of the month following the month in which it accrues. Borrower agrees that the Conversion Right is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, or interference with the Conversion Right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 1.4(e) are justified.

(f) Obligations to Transfer Agent. Borrower shall remain current in all amounts owed to its transfer agent and in good standing with its transfer agent. In the event that Borrower is not current in all amounts owed to its transfer agent, then at the option of the Holder, the Holder may advance any funds to Borrower’s transfer agent so that transfer agent will process the requested Conversion. Such advanced funds shall be paid by Borrower to the Holder within 48 hours of a written demand from the Holder.

1.5 Concerning the Shares.

(a) The shares of Common Stock issuable upon Conversion may not be sold or transferred unless: (i) such shares of Common Stock are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”) or (ii) Borrower or its transfer agent shall have been furnished with an opinion of counsel, in the form attached as Exhibit A to the Purchase Agreement, or in form, substance and scope satisfactory to Borrower and its transfer agent (1) at the time of the Conversion of such shares of Common Stock; and (2) at the time of the sale of the underlying Common Stock issued upon a Conversion, if such Conversion occurs less than one year after the Issue Date; and: (i) the due date of a quarterly or annual filing of Borrower with the SEC pursuant to the Exchange Act (each a “Filing Date”) occurs following such Conversion, and the sale of shares of Common Stock underlying such Conversion occurs on or following such Filing Date; or (ii) Borrower filed a Form 15 with the SEC; to the effect that the shares of Common Stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 promulgated under the 1933 Act, or a successor rule (“Rule 144”)).

(b) Any restrictive legend on certificates representing shares of Common Stock issuable upon Conversion of this Note shall be removed and Borrower shall issue or cause to be issued to the Holder a new certificate therefore free of any transfer legend if: (i) Borrower and its transfer agent shall have received an opinion of counsel, in the form attached hereto as Exhibit A to the Purchase Agreement, or in form, substance and scope satisfactory to Holder and its transfer agent, (1) at the time of the Conversion of such shares of Common Stock; and (2) at the time of the sale of the underlying Common Stock issued upon a Conversion, if such Conversion occurs less than one year after the Issue Date; and: (A) the Filing Date occurs following such Conversion, and the sale of shares of Common Stock underlying such Conversion occurs on or following such Filing Date; or (ii) Borrower filed a Form 15 with the SEC; to the effect that the shares of Common Stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration under the 1933 Act in accordance with Rule 144 (or such other exemption from registration); or (ii), the offer and sale of such Common Stock issuable upon Conversion of this Note is registered under an effective registration statement filed under the 1933 Act.

1.6 Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of Borrower, the effectuation by Borrower of a transaction or series of related transactions in which more than 50% of the voting power of Borrower is disposed of, or the consolidation, merger or other business combination of Borrower with or into any other Person (as defined below) or Persons when Borrower is not the survivor shall be deemed to be an Event of Default (as defined in Article III) pursuant to which Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III). “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b) Adjustment Due to Merger, Consolidation, Etc. At any time when this Note is issued and outstanding and prior to Conversion of the entire Note, if there shall be any (i) merger, (ii) Recapitalization or (iii) in case of any sale or conveyance of all or substantially all of the assets of Borrower other than in connection with a plan of complete liquidation of Borrower, and as a result of such transaction, the shares of Common Stock of Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of Borrower or other entity, then in lieu of the shares of Common Stock immediately issuable upon Conversion, the Borrower shall cause the Holder of this Note to have the right to receive, upon Conversion of this Note and in accordance with the basis, terms and conditions specified in this Note, such stock, securities or assets that the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on Conversion set forth herein). In any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon Conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the Conversion hereof. Borrower shall not effect any transaction described in this Section 1.6(b) unless (a) Borrower gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, Recapitalization, or sale or conveyance of substantially all of the assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not Borrower) assumes by written instrument the obligations of this Note. The above provisions shall similarly apply to successive mergers, Recapitalizations or sale or conveyance of substantially all of the assets of Borrower.

1.7 Prepayment. At any time during the periods set forth on the table immediately following this paragraph (the “Prepayment Periods”), Borrower shall have the right but not the obligation, to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 1.7; provided that Borrower provides Holder with not more than three Trading Days’ prior written notice of such prepayment. After the expiration of 180 days following the Issue Date, Borrower shall have no right of prepayment.

(a) Any notice of prepayment (an “Optional Prepayment Notice”) shall be delivered to the Holder at its registered addresses and shall state: (i) that Borrower is exercising its right to prepay the Note, and (ii) the date of prepayment which shall be not more than three Trading Days from the date of the Optional Prepayment Notice.

(b) On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to Holder, or upon the written direction of the Holder (which direction shall be sent to Borrower by the Holder at least one (1) Trading Day prior to the Optional Prepayment Date).

(c) If Borrower exercises its right to prepay the Note, Borrower shall make payment to the Holder of an amount in cash equal to the percentage (“Prepayment Percentage”) as set forth in the table immediately following this paragraph opposite the applicable Prepayment Period, multiplied by the sum of: (i) the then outstanding principal amount of this Note, plus (ii) accrued and unpaid interest on the unpaid principal amount of this Note at the Interest Rate to the Optional Prepayment Date plus (iii) if applicable, any amounts referred to in Section 1.7(c)(i) and 1.7(c)(ii), at the Default Interest Rate to the Optional Prepayment Date; plus (iv) any amounts owed to the Holder pursuant to Section 1.4 hereof (the “Optional Prepayment Amount”).

Prepayment Period	Prepayment Percentage
1. The period beginning on the Issue Date and ending on the date which is 60 days following the Issue Date.	120%
2. The period beginning on the date that is 61 days following the Issue Date and ending 120 days following the Issue Date.	125%
3. The period beginning on the date that is 121 days following the Issue Date and ending 180 days following the Issue Date.	135%

ARTICLE II. CERTAIN COVENANTS

2.1 Sale of Assets. So long as any portion of this Note remains outstanding, Borrower shall not sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business without the Holder’s written consent, which consent shall not be unreasonably withheld, conditioned, or delayed.

ARTICLE III. EVENTS OF DEFAULT

3.1 Events of Default. Each of the following shall be an event of default (each, an “Event of Default”) under this Note:

(a) If Borrower fails to pay the principal or interest due under this Note when due, whether at maturity or upon acceleration and such breach continues for a period of five days after written notice from the Holder;

(b) If Borrower fails to (i) issue shares of Common Stock to the Holder (or announces or threatens in writing that Borrower will not honor its obligation to do so) upon Conversion in accordance with the terms of this Note, (ii) transfer or cause its transfer agent to transfer or issue, electronically or in certificated form, any certificate for shares of Common Stock, with appropriate restrictive legends, as applicable, to the Holder upon Conversion or otherwise pursuant to this Note in accordance with its terms;

(c) If Borrower directs its transfer agent not to transfer or Borrower delays, impairs, or hinders its transfer agent in transferring or issuing, electronically or in certificated form, any certificate for shares of Common Stock to be issued to the Holder upon Conversion or otherwise pursuant to this Note in accordance with its terms;

(d) If Borrower fails to remove or directs its transfer agent not to remove or impairs, delays, or hinders its transfer agent from removing any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon Conversion of or otherwise pursuant to this Note in accordance with its terms;

(e) If Borrower makes any written announcement, statement or threat that Borrower does not intend to honor the obligations under this Note and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three business days after the Holder shall have delivered a Notice of Conversion;

(f) If Borrower breaches any material covenant or other material term or condition contained in this Note or the Purchase Agreement and such material breach continues for a period of 20 days after written notice to Borrower of such material breach from the Holder;

(g) If any representation or warranty of Borrower made in this Note or the Purchase Agreement, shall be determined to be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) materially impairs the rights of the Holder under this Note or the Purchase Agreement;

(h) If Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

(i) If any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower or;

(j) If Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange;

(k) If Borrower fails to comply with the reporting requirements of the Exchange Act or ceases to be subject to the reporting requirements of the Exchange Act (the filing of a Form 15 with the SEC is an immediate Event of Default).

(l) If Borrower effects any dissolution, liquidation, or winding up of its business or any substantial portion of its business;

(m) If Borrower ceases operations or admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of Borrower’s ability to continue as a “going concern” shall not be an admission that Borrower cannot pay its debts as they become due;

(n) So long as this Note remains outstanding, if Borrower restates any financial statements filed by Borrower with the SEC at any time after 180 days after the Issue Date, and if the result of such restatement would, by comparison to the un-restated financial statement, materially impair the rights of the Holder under this Note or the Purchase Agreement;

(o) If Borrower proposes to replace its transfer agent and fails to provide, prior to the effective date of such replacement, a fully-executed Irrevocable Transfer Agent Instructions (as defined in the Purchase Agreement) in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and Borrower, and acknowledged by the Holder in writing; and

(p) If Borrower breaches or defaults on any covenant, term, or condition contained in the Purchase Agreement, then after the passage of all applicable notice and cure or grace periods, the Borrower shall, at the option of the Holder, be considered at default under this Note, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note by reason of a default under the Purchase Agreement.

3.2 Effect of Events of Default.

(a) Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1(a) (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Amount (as defined herein).

(b) UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 3.1(b), THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND BORROWER SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO: (I) THE DEFAULT AMOUNT (AS DEFINED HEREIN); MULTIPLIED BY (II) TWO.

(c) Upon the occurrence and during the continuation of any Event of Default specified in Sections 3.1(a) (solely with respect to failure to pay the principal hereof or interest thereon when due on this Note pursuant to Section 1.7 or upon acceleration), and 3.1(c) – 3.1(p), the Holder shall deliver to Borrower written notice of default, and the Note shall become immediately due and payable and Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 150% times the sum of (i) the then outstanding principal amount of this Note plus (ii) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment, plus (iii) the Default Interest Rate for any amounts in 3.2(c)(i) and 3.2(c)(ii), plus (iv) any amounts owed to the Holder pursuant to Section 1.3 and Section 1.4 hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in Section 3.2(c)(ii), Section 3.2(c)(iii) and Section 3.2(c)(iv) shall collectively be known as the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, together with all costs, including, without limitation, legal fees and expenses incurred by Holder directly related to such Event of Default, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

3.3 Failure to Pay Default Amount. If Borrower fails to pay to Holder the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock, with appropriate restrictive legends, equal to the Default Amount divided by the Conversion Price then in effect.

ARTICLE IV. MISCELLANEOUS

4.1 Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or future exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, facsimile or email, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile or email, with accurate confirmation generated by the electronic transmission, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to Borrower, to:

GREENWAY TECHNOLOGIES, INC.

1521 North Cooper Street, Suite 205

Arlington, Texas 76011

Attn: Ransom B. Jones, Chief Financial Officer

Email: ransom.jones@gwtechinc.com

If to the Holder:

POWER UP LENDING GROUP LTD.

111 Great Neck Road, Suite 214

Great Neck, NY 11021

Attn: Curt Kramer, Chief Executive Officer

E-mail: info@poweruplending.com

With a copy by fax only (which shall not constitute notice) to:

Naidich Wurman LLP

111 Great Neck Road, Suite 216

Great Neck, NY 11021

Attn: Allison Naidich

Facsimile: 516-466-3555

E-mail: allison@nwlaw.com

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by both Borrower and the Holder.

4.4 Assignability. This Note shall be binding upon Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended, by the Securities and Exchange Commission). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement; and may be assigned by the Holder upon written notice to Borrower, with such written notice including the name and contact information for such assignee.

4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6 Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

4.7 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia without regard to principles of conflicts of laws.

(b) Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the Eastern District of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

(c) Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement, the Note or any related document or agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(d) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR THE NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.7(d).

4.8 Entire Agreement; Amendments. This Note and the Purchase Agreement, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Borrower nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by Borrower and a majority-in-interest of the Holder.

4.9 Remedies. Each party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other party, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, each party acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by a party of the provisions of this Note, that the other party shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed its duly authorized officer as of the date first above written.

GREENWAY TECHNOLOGIES, INC.

By:	/s/ Ransom B. Jones
Name:	Ransom B. Jones
Title:	Chief Financial Officer

[Signature Page to Convertible Promissory Note]

EXHIBIT A -- NOTICE OF CONVERSION

Reference is hereby made to that certain Convertible Promissory Note (the “Note”), dated January 24, 2020, by and between GREENWAY TECHNOLOGIES, INC., a Texas corporation ( “Borrower”) and POWER UP LENDING GROUP LTD., a Virginia corporation (the “Holder”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Note.

Holder hereby elects to convert $ _________________ principal amount of the Note into that number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) issuable upon Conversion of the Note, in accordance with the terms and conditions of the Note. No fee will be charged to the Holder for any Conversion, except for transfer taxes, if any. Borrower shall have 24 hours from receipt of this Notice of Conversion to confirm the number of shares of Common Stock to be issued pursuant to Conversion of the principal amount listed in this paragraph.

Date of Conversion:
Applicable Conversion Price:	$
Number of shares of Common Stock to be issued upon Conversion:
Amount of Principal Balance of the Note outstanding as of the date of Conversion:

Box checked as to applicable instructions:

[ ]	Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent At Custodian.

Name of DTC Prime Broker:
Account Number:

[ ]	The Holder requests that Borrower issue or cause to be issued a certificate or certificates, with appropriate restrictive legends, as applicable, for the number of shares of Common Stock issuable pursuant to this Notice of Conversion, in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

POWER UP LENDING GROUP LTD.

111 Great Neck Road, Suite 214

Great Neck, NY 11021

Attention: Certificate Delivery

E-mail: info@poweruplendinggroup.com

POWER UP LENDING GROUP LTD.

By:
Name:	Curt Kramer
Title:	Chief Executive Officer

Date: _____________